                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                ----------------



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) July 25, 1996.

                        Oakwood Mortgage Investors, Inc.
               (Exact name of registrant as specified in charter)


         North Carolina                33-99320            56-1886793
     (State or other jurisdiction  (Commission           (IRS Employer
      of incorporation)            File Number)       Identification No.)

         2225 South Holden Road, Greensboro, North Carolina      27407
            (Address of principal executive offices)           (Zip Code)

        Registrant's telephone number, including area code (910) 855-2400

- -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

               On July 25, 1996, the Registrant caused the issuance and sale of $215,662,295 aggregate initial principal amount of Senior/Subordinated Pass-Through Certificates, Series 1996-B (the "Certificates") pursuant to the Series 1996-B Pooling and Servicing Agreement, dated as of July 1, 1996 (the "Pooling and Servicing Agreement"), among the Registrant, Oakwood Acceptance Corporation, as Servicer, and PNC Bank, National Association, as Trustee, and the related Standard Terms to the Pooling and Servicing Agreement (November 1995 Edition) (the "Standard Terms"). The Certificates were issued in ten Classes with Pass-Through Rates and initial Certificate Principal Balances as set forth below:



                                             Initial Certificate
Designation                                    Pass-Through Rate                     Principal Balance
Class A-1..............................               (1)                                $45,290,000
Class A-2..............................              6.80%                               $35,585,000
Class A-3..............................              7.10%                               $32,350,000
Class A-4..............................              7.35%                               $22,642,000
Class A-5..............................              7.65%                               $32,350,000
Class A-6..............................              8.00%                               $19,409,000
Class B-1..............................               (2)                                $17,253,000
Class B-2..............................               (3)                                $10,783,295
Class X................................               (4)                                         (4)
Class R................................               (5)                                         (5)

- -----------------------------------

         (1) The Pass-Through Rate on the Class A-1 Certificates for any Distribution Date shall be the per annum rate equal to One-Month LIBOR, as determined (except for the initial Distribution Date) on the Floating Rate Determination Date, plus 0.11%, subject to a cap of 12.00% per annum. For the initial Distribution Date, the Pass-Through Rate for the Class A-1 Certificates will be 5.5475% per annum, and the initial Interest Accrual Period for the Class A-1 Certificates commences on the Closing Date and ends on August 14, 1996.

         (2) The Pass-Through Rate on the Class B-1 Certificates for any Distribution Date shall be equal to the lesser of (i) 8.392% per annum or (ii) the Weighted Average Net Asset Rate.

         (3) The Pass-Through Rate on the Class B-2 Certificates for any Distribution Date shall be equal to the lesser of (i) 9.644% per annum or (ii) the Weighted Average Net Asset Rate.

         (4) The Class X Certificates have no Certificate Principal Balance and no Pass-Through Rate.

         (5) The Class R Certificates have no Certificate Principal Balance and no Pass-Through Rate.


         The Certificates evidence, in the aggregate, the entire beneficial ownership interest in OMI Trust 1996-B (the "Trust"), which consists primarily of a pool of Assets transferred to the Trust by the Registrant pursuant to the Pooling and Servicing Agreement. The Assets were purchased by the Registrant in a privately-negotiated transaction with Oakwood Acceptance Corporation ("OAC") pursuant to a Sales Agreement, dated as of July 1, 1996, between the Registrant and OAC. Elections will be made to treat certain assets owned by the

Trust as "real estate mortgage investment conduits" (each, a "REMIC") under the Internal Revenue Code of 1986, as amended. The Certificates, except for the Class R Certificates, will be designated as the "regular interests" in one of such REMICs. The Class R Certificates will be designated as the "residual interests" in each of the REMICs.

         The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates are collectively referred to herein as the "Offered Certificates."

         The Offered Certificates have been sold by the Registrant to CS First Boston Corporation and Greenwhich Capital Markets, Inc. (the "Underwriters") pursuant to a Terms Agreement, dated as of July 18, 1996, among the Underwriters, the Registrant and OAC, which incorporates by reference the Registrant's Underwriting Agreement Standard Provisions, June 1995. The Class B-1, Class B-2, Class X and Class R Certificates have been transferred to Oakwood Financial Corporation, a Nevada corporation ("OFC") and an affiliate of the Registrant.

         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement or, if not defined in the Pooling and Servicing Agreement, the meanings assigned to them in the Standard Terms.

Exhibits

         1.1 Terms Agreement, dated July 18, 1996, among the Registrant, Oakwood Acceptance Corporation, CS First Boston Corporation and Greenwich Capital Markets, Inc., as Underwriters, relating to the Offered Certificates.

         4.1 Copy of the Series 1996-B Pooling and Servicing Agreement, dated as of July 1, 1996, by and among the Registrant, Oakwood Acceptance Corporation, as Servicer, and PNC Bank, National Association, as Trustee. (related exhibits available upon request of the Trustee)

                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 25, 1996                                OAKWOOD MORTGAGE INVESTORS,
                                             INC.



                                             By: /s/ Doug R. Muir

                                             Name:  Doug R. Muir

                                             Title: Vice President

                                INDEX TO EXHIBITS



                                                                                                               Page
1.1      Terms Agreement, dated July 18, 1996,
         among the Registrant, Oakwood Acceptance
         Corporation, CS First Boston Corporation,
         and Greenwich Capital Makrets Inc., as
         Underwriters, relating to the Offered Certificates........................................................

4.1      Copy of the Series 1996-B Pooling and Servicing Agreement, dated as of
         July 1, 1996, by and among the Registrant, Oakwood Acceptance
         Corporation, as Servicer,
         and PNC Bank, National Association (related exhibits
         available upon request of the Trustee) ..................................................................






                                       -6-


